SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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AMERIGON INCORPORATED

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Amerigon Incorporated

500 Town Center Drive

Suite 200

Dearborn, MI 48126-2716

NOTICE OF ANNUAL MEETING

Dear Stockholder:

On Wednesday, May 19, 2004, Amerigon Incorporated, a California corporation (the “Company”, “we” or “us”), will hold its 2004 Annual Meeting at its corporate offices located at 500 Town Center Drive, Suite 200, Dearborn, Michigan. The meeting will begin at 1:00 p.m. (local time).

Only holders of the Company’s common stock or Series A preferred stock at the close of business on the record date, April 14, 2004, are eligible to vote at the Annual Meeting or any adjournments that may take place. At the Annual Meeting, the Company’s stockholders will be asked to consider and act on the following matters:

1.  The election of directors to the Board of Directors; and

2.  Such other business as may properly be presented at the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it in the prepaid envelope as promptly as possible to ensure your representation at the meeting. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

A copy of our 2003 Annual Report, which includes audited financial statements for the year ended December 31, 2003, is being mailed with this proxy statement.

By order of the Board of Directors,

Sandra L. Grouf

Secretary

April 26, 2004

i

QUESTIONS AND ANSWERS

Q:	What am I voting on?
A:	You are being asked by the Board of Directors to vote on the election of nominees to serve on the Board of Directors. This proposal is summarized on page 4 and more information about the nominees can be found beginning on page 5.

Q:	How does the Board of Directors recommend I vote on the proposal?
A:	The Board of Directors recommends a vote FOR each of its nominees to serve on the Board of Directors.

Q:	Who is entitled to vote?
A:	Only holders of the Company’s common stock or Series A preferred stock at the close of business on the record date, April 14, 2004, are eligible to vote at the Annual Meeting.

Q:	How do I vote?
A:	Complete, sign and date each proxy card you receive and return it in the prepaid envelope so that we receive it before the meeting, or, if you are the registered owner of the shares on the record date, attend the meeting and vote in person. You have the right to revoke your proxy at any time before the meeting by notifying the Company of your revocation or by returning a later-dated proxy card to the Company. If you wish to revoke your proxy, notification or a later-dated proxy card must be sent to Sandra L. Grouf, Secretary of Amerigon Incorporated, 500 Town Center Drive, Suite 200, Dearborn, MI 48126-2716, and received by Ms. Grouf by 5:00 p.m. on May 17, 2004.

Your attendance at the meeting will not have the effect of revoking any proxy you have given unless you give written notice of revocation to our Secretary before the proxy is voted.

Q:	Is my vote confidential?
A:	Proxy cards, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the Company’s transfer agent, U.S. Stock Transfer Corporation, to verify the validity of proxies, and to tabulate and certify the vote; (2) as required by law; or (3) as appropriate in limited circumstances, such as a proxy contest in opposition to the Board of Directors.

Q:	How do I make sure my vote is counted?
A:	Whether or not you plan to attend the meeting, complete, date and sign each proxy card you receive and return it as promptly as possible so it is received before the meeting.

Q:	What does it mean if I get more than one proxy card?
A:	If your shares are registered differently or are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. Whenever possible, we encourage you to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, U.S. Stock Transfer Corporation, in writing at 1745 Gardena Avenue, Suite 200, Glendale, California 91204, or by telephone at (818) 502-1404.

Q:	What is required to elect Directors?
A:	As of the record date, April 14, 2004, 12,424,541 shares of the Company’s common stock and 9,000 shares of the Company’s Series A preferred stock were issued and outstanding. Each common stockholder is entitled to one vote for each share held. Each preferred stockholder is entitled to one vote for each share of common stock into which a share of Series A preferred stock could have been converted on the record date. As of the record date, the 9,000 shares of Series A preferred stock were convertible into 5,373,134 shares of common stock.

Other than with respect to the election of directors, the preferred stockholders are entitled to vote together with the common stockholders as a single class with respect to any proposal upon which the common stockholders have the right to vote.

With respect to the election of directors, the three nominees who receive the most votes from the preferred stockholders and the two nominees who receive the most votes from the common stockholders will be elected directors. A quorum must be established before a vote to elect directors will proceed.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares are considered present for quorum purposes and will be entitled to vote on other matters. Withheld votes will not be deemed votes in determining which nominee receives the most votes. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the Board of Directors.

Q:	What is a “quorum”?
A:	A “quorum” is a majority of the outstanding shares entitled to vote. In order to transact business at the Annual Meeting, a quorum must be present. For determining whether a quorum is present, shares represented at the Annual Meeting in person or by proxy are treated as present. Additionally, shares held by brokers or nominees who return signed and dated proxy cards will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will also be counted as present for quorum purposes.

Q:	Can I cumulate my votes for directors?
A:	You can cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of your shares) for directors if (1) the nominee’s or nominees’ names you wish to vote for were placed in nomination prior to the commencement of voting and (2) you gave us notice of your intention to cumulate votes prior to the commencement of voting. As of the date of this proxy statement, we have not received notice from any stockholder that he or she intends to cumulate votes. If you decide to cumulate your votes, and you comply with the requirements described above, you will be entitled to cast a number of votes equal to the number of shares you hold multiplied by two (the number of directors to be elected by the common stockholders), in the case of the common stockholders, or the number of shares of common stock into which the shares of Series A preferred stock you hold are convertible multiplied by three (the number of directors to be elected by the Series A preferred stockholders), in the case of the preferred stockholders. You may then decide to cast these votes for a single nominee or to distribute your votes among two or more nominees. If any stockholder cumulates votes for directors, every other stockholder will also be entitled to cumulate votes for directors.

Q:	How will voting on any other business be conducted?
A:	Although we do not know of any business to be considered at the Annual Meeting other than the election of directors, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Daniel R. Coker, President and Chief Executive Officer of the Company, and Sandra L. Grouf, Secretary of the Company, to vote on such matters at their discretion, to the extent permitted by law.

Q:	When are shareholder proposals for the 2005 Annual Meeting due?
A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement and form of proxy must be submitted in writing to Sandra L. Grouf, Corporate Secretary, Amerigon Incorporated, 500 Town Center Drive, Suite 200, Dearborn, Michigan 48126-2716 by December 27, 2004. We must receive notice at the same address by March 12, 2005 of all shareholder proposals to be presented at the 2005 Annual Meeting but not included in next year’s proxy statement and form of proxy. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies at their discretion. Any proposal must comply with the federal securities laws.

Q:	Who is soliciting my proxy?
A:	This solicitation is being made by the Board of Directors on behalf of the Company.

Q:	Who bears the cost of this proxy solicitation, and are there any paid solicitors?
A:	We will bear the entire cost of soliciting proxies in the enclosed form. We may supplement our solicitation of proxies by mail with telephone, telegraph or personal solicitation by our officers or other regular employees. We will not pay any additional compensation to them for these services. We have also hired U.S. Stock Transfer Corporation to assist in the distribution of proxy materials and solicitation of votes for a fee of approximately $3,200, plus estimated out-of-pocket expenses of approximately $500. We also reimburse brokerage houses and other custodians, nominees and fiduciaries upon request for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL YOU MAY VOTE ON

Election of Directors

There are five nominees for election to the Board of Directors of the Company. Detailed information concerning each nominee is provided beginning on page 5.

The Company’s Articles of Incorporation grant the common stockholders the right to elect two nominees to the Board of Directors. In accordance with Nasdaq listing requirements, a majority of the independent members of the Company’s Board of Directors have nominated Francois J. Castaing and James J. Paulsen for election by the common stockholders.

The Company’s Articles of Incorporation also grant the Series A preferred stockholders the right to elect five nominees to the Board of Directors. At the request of the holders of all of the outstanding Series A preferred stock, however, only three individuals are nominated for election to the Board of Directors by the Series A preferred stockholders: John W. Clark, Paul Oster and Oscar B. Marx III. Included in this proxy is an explanation as to why the holders of Series A preferred stock have requested that only three individuals be nominated for election by the Series A preferred stockholders.

All directors are elected annually and serve a one-year term until the next annual meeting. If any of the nominees become unavailable to stand for re-election at the Annual Meeting, the Board of Directors may designate a substitute. Proxies not withholding votes for the original nominee will be cast for the substitute.

The Board of Directors unanimously recommends a vote FOR each of these nominees.

NOMINEES FOR THE BOARD OF DIRECTORS

The following table sets forth certain information regarding the five nominees for election to the Board of Directors for one-year terms.

Nominees for Election by the Common Stockholders

In accordance with Nasdaq listing requirements, a majority of the independent members of the Company’s Board of Directors have nominated Francois J. Castaing and James J. Paulsen for election by the common stockholders.

Nominees for Election by the Series A Preferred Stockholders

At the request of the Series A preferred stockholders, only three individuals are nominated for election by the Series A preferred stockholders, rather than the five nominees to whom the Series A preferred stockholders are entitled under the Company’s Articles of Incorporation. The request of the Series A preferred stockholders does not affect the number of individuals nominated and eligible for election by the common stockholders. Assuming all five nominees for director are elected, the total number of directors on the Company’s Board of Directors will decrease from seven to five and the common stockholders will have elected two directors and the Series A preferred stockholders will have elected three directors.

The only two Series A preferred stockholders, Big Beaver Investments LLC (“Big Beaver”) and Westar Capital II, LLC (“Westar”), are parties to an agreement allocating the five seats on the Board of Directors to be elected by the Series A preferred stockholders. Pursuant to that agreement, Big Beaver and Westar agreed to vote their shares of Series A preferred stock to elect as directors two individuals selected by Big Beaver, two individuals selected by Westar, and one individual they jointly select and deem an expert in the automotive industry. While that allocation agreement remains in place, Big Beaver and Westar have agreed to limit the number of directors elected by the Series A preferred stockholders at this year’s Annual Meeting to three. This limitation was agreed to by the Series A preferred stockholders as a mechanism to cause the Board of Directors to be comprised of a majority of independent directors as required by Nasdaq listing requirements. Each of Westar and Big Beaver agreed to forego the selection of one of its two allocated directors under their agreement. As a result, Big Beaver nominated only one individual to the Board of Directors, Paul Oster; Westar nominated only one individual to the Board of Directors, John W. Clark; and Big Beaver and Westar jointly nominated one individual to the Board of Directors deemed to be an expert in the automotive industry, Oscar B. Marx III.

The following information is furnished with respect to each nominees for election as a director:

Name	Age	Business Experience	Director Since

NOMINEES FOR ELECTION BY THE COMMON STOCKHOLDERS

Francois J. Castaing	58	Retired in 2000 as technical advisor to the Chairman of DaimlerChrysler Corporation. Prior to his retirement, Mr. Castaing spent thirteen years with Chrysler Corporation in senior vice-presidential positions. From 1980 to 1987, Mr. Castaing was Vice President of Engineering and later Group Vice President Product and Quality of American Motors, until Chrysler acquired that company. Mr. Castaing began his career with Renault as Technical Director for Renault Motorsport Programs. Mr. Castaing is currently Chairman of the Detroit Science Center, Chairman Emeritus of the French American Chamber of Commerce, Michigan Chapter and Chairman of the French American Automotive Business Association.	2001

James J. Paulsen	64	Retired Ford Motor Company senior executive. Until his retirement in 1995, Mr. Paulsen served as President of Ford’s China Operations, with responsibilities for initiating Ford’s entry into the China market. He was also Executive Director of the Corporate Quality Control Office reporting to the company President. Mr. Paulsen has served as General Manufacturing Manager for several of Ford’s major component divisions.	1999

NOMINEES FOR ELECTION BY THE SERIES A PREFERRED STOCKHOLDERS

John W. Clark	59	Managing Member of Westar Capital LLC, a private equity investment company, since 1995. From 1990 to May 1995, Mr. Clark was a private investor. Prior to 1990, he was President of Valentec International Corporation, a producer of metal and electronic components for military and commercial products. Mr. Clark is a director of All Post, Inc., Akrion, LLC, Doskocil Manufacturing Company, Inc., GLH, Inc., Igloo Products Corp., and Soff-Cut International, Inc.	1996

Oscar B. Marx, III	65	Chairman of the Board of Directors since 1999 and Chief Executive Officer of the Company from October 2001 through March 21, 2003. Prior to becoming CEO of Amerigon, Mr. Marx served as President and CEO of TMW Enterprises, a private investment firm located in Troy, Michigan, since 1995. In 1994, Mr. Marx was President and Chief Executive Officer of Electro-Wire Products, a significant “tier one” electrical distribution systems supplier to the automotive industry. Mr. Marx retired from Ford Motor Company in 1994 as Vice President of its Automotive Components Group (currently known as Visteon Corporation). Mr. Marx is currently a director of Tesma International, Inc., Parametric Technology Corporation and Pullman Industries, Inc.	1999

Name	Age	Business Experience	Director Since
Paul Oster	47	Chief Financial Officer of TMW Enterprises since 1995. Prior thereto, Mr. Oster was Corporate Controller of Electro-Wire Products (predecessor to TMW Enterprises), a major supplier of electrical distribution systems to the automotive industry. Mr. Oster, prior to joining Electo-Wire in 1988, was Chief Financial Officer of a publicly traded factory automation supplier. Mr. Oster is a Certified Public Accountant, having previously worked for Price Waterhouse and Ernst & Whinney. Mr. Oster is a director of Pullman Industries, Inc.	1999

ADDITIONAL BOARD OF DIRECTOR

AND CORPORATE GOVERNANCE INFORMATION

Board Meetings and Attendance by Directors

During 2003, six regular meetings and three special meetings of the Board of Directors were held. All directors attended 75% or more of the total Board of Directors’ meetings.

Annual Meeting of Shareholders and Attendance by Directors

The Board of Directors adopted the following policy with regard to director attendance at annual meetings:

Members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders in person. If attendance in person is not possible, members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders via telephone or similar communication equipment. The Board of Directors will use reasonable efforts to schedule the annual meeting of shareholders on such a date so as to maximize the attendance of its members.

At the 2003 Annual Meeting of Shareholders, three board members were in attendance: Daniel R. Coker, Oscar B. Marx, III and Paul Oster.

Independence of the Board of Directors

Upon consideration of the criteria and requirements regarding director independence set forth in new rules promulgated by Nasdaq, the Board of Directors has determined that, upon election of the above nominees for director, a majority of the members of the Board of Directors will be “independent directors” as such term is defined in Nasdaq listing requirements. Specifically, the Board has determined that Messrs. Castaing, Clark and Paulsen meet such criteria and requirements. Independent directors meet in separate executive sessions following each regular meeting of the Board of Directors.

Security Holder Communication to the Board of Directors

Security holders wishing to send communications directly to the Board of Directors are asked to send such communications via U.S. Mail to the attention of the Company’s Secretary, Sandra L. Grouf, at 500 Town Center Drive, Suite 200, Dearborn, MI 48126-2716. Security holders sending such communications should clearly mark the item as intended for delivery to the Board of Directors of Amerigon. Ms. Grouf has been instructed by the Board to screen each communication so received only for the limited purposes of (1) ascertaining whether such communication is indeed from a security holder and (2) whether such communication relates to Amerigon. Ms. Grouf will promptly forward copies of all such communications that pass her limited screening to each member of the Board. Delivery to the members of the Board will be completed by mail, facsimile or e-mail, as Ms. Grouf determines is appropriate. In the event Ms. Grouf ceases to be the Corporate Secretary of Amerigon, her successor in such office will fulfill her duties described above.

Nominations

The Board has determined that, for efficiency reasons, it is appropriate for the Company not to form a nominations committee but instead to have all nominations for director positions (excluding those nominations legally belonging to the Series A Preferred stockholders) determined by a majority of independent directors meeting in executive session. The independent directors noted above, Messrs. Castaing, Clark and Paulsen, participated in the determination of this year’s nominees for election to the Board of Directors by the common stockholders.

With respect to the directors that are to be elected by the common stockholders, the Board of Directors has determined it is important that the Company, as a relatively small yet very technically-oriented company, have, as directors, individuals that have sufficient technological experience in the industry in which the Company operates. Because the number of security holders of the Company is small, and the above qualifications are sufficiently specific, the Board has determined that no formal policy is necessary with regard to the consideration of any director candidates recommended by security holders; notwithstanding the absence of such a formal policy, the Board is willing to accept recommendations from security holders of director candidates. Security holders interested in nominating director candidates must comply with the procedures outlined in the section above-entitled “Security Holder Communication to the Board of Directors.”

With respect to the directors that are to be elected by the common stockholders, the independent directors, meeting in executive session, will consider all nominees for director positions proposed by security holders, management or other directors in the same manner. The independent directors will select, from the list of such proposed candidates for additional review, those candidates it considers to be qualified. A person’s automotive industry experience, contacts in the automobile industry, judgment, technical expertise, financial expertise, independence and understanding of Amerigon’s business are all qualifications considered to be desirable by the independent directors. The independent directors may, if they so choose, discuss such candidates with the full Board of Directors for additional input. The independent directors then will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

Compensation Committee

The Company’s Compensation Committee bears responsibility for evaluating the Chief Executive Officer’s and all other executive officers’ performance, including with respect to any established goals and objective, and reviewing and making recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the executive officers based on such evaluation. The Company’s Compensation Committee is comprised of two independent directors, Messrs. Clark and Paulsen. The Compensation Committee held two meetings during 2003.

Audit Committee

The Audit Committee bears those responsibilities set forth in the Audit Committee Charter attached to this proxy statement as Exhibit A. The Audit Committee held five meetings in 2003.

The Company’s Audit Committee is composed of three directors, Messrs. Castaing, Clark and Paulsen. Under new Nasdaq listing requirements, listed companies must have audit committees comprised of at least three members who meet a heightened standard of independence. Such rule is effective for most listed companies as of their first annual meeting following January 15, 2004; however, such rule is not effective until July 31, 2005 for entities that are “small business issuers.” The Company believes that it qualifies as a small business issuer and, accordingly, the Company intends to be in full compliance with this rule by July 31, 2005. Under the new definition of independence for Audit Committee purposes, each of Messrs. Castaing and Paulsen currently would be independent. Mr. Clark, however, may not currently meet the new more restrictive Audit Committee independence definition because he is the Managing Member of Westar Capital which in turn is the manager of Westar Capital II, LLC, a significant stockholder of the Company.

The Board has reviewed the experience, qualifications and skills of each member of the Audit Committee and determined that Mr. Clark is an “audit committee financial expert,” as such term is defined by the Securities and Exchange Commission. Mr. Clark’s experience that qualifies him as our Audit Committee Financial Expert includes certified public accounting experience, serving as manager and president of public accounting firms, and a Bachelor of Science in Accounting. As noted above, Mr. Clark may not presently qualify as independent as independence for audit committee members is defined under new Nasdaq rules.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code may be viewed on the Company’s website, www.amerigon.com.

DIRECTOR COMPENSATION

No retainer, consulting, or other fees (other than reimbursement for expenses incurred in attending Board of Directors and committee meetings) are paid to directors as consideration for their service in their capacity as directors, except for the options described below.

Pursuant to the Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”), each non-employee director is automatically granted options to purchase 5,000 shares of common stock on the first business day of each calendar year. The exercise price of these options is the fair market value of shares of the common stock on the date of the grant, and the option has a term of ten years (subject to reduction under certain circumstances). During 2000, 2001 and 2002, Messrs. Oster and Clark waived their rights to receive options as non-employee directors under the 1997 Plan. Also, as a non-employee director in 2000 and 2001, Mr. Marx waived his right to receive options, but upon appointment as Chief Executive Officer in October 2001 and until he ceased to be CEO in March 2003, he was granted options under the 1997 Plan in lieu of cash compensation. In addition to the options automatically granted to each non-employee director described above, during 2003 the Board of Directors granted to each non-employee director additional options to purchase 5,000 shares of common stock on terms identical to those of the automatically granted options. Such additional options were granted pursuant to the provisions of the 1993 Stock Option Plan (the “1993 Plan”) that allow the Board to make such additional grants at its discretion.

Directors who are employees of the Company or its subsidiaries are generally not paid additional compensation for serving as directors.

EXECUTIVE COMPENSATION

Executive Officers

Daniel R. Coker, 51, was appointed President and Chief Executive Officer in March 2003. Prior to becoming President and CEO of Amerigon, Mr. Coker served as Vice President of Sales and Marketing since joining Amerigon in March 1996. Previously, he worked with Arvin Meritor, a $7 billion automotive Tier 1 component supplier, from 1986 through 1995 as Vice President and General Manager of North American Operations. Mr. Coker received his bachelor’s degree from Tennessee Technological University in 1974.

William J. Wills, 55, has served as Vice President of Finance since October 2002. Mr. Wills was also appointed Chief Financial Officer in January 2003. Mr. Wills joined Amerigon following a six-year career as a consultant providing finance, accounting and administrative advisory services to a range of companies. From 1988 through 1995, Mr. Wills was Vice President Finance for the U.S. operations of Lignotock GmbH. Mr. Wills received his bachelor’s degree from the University of Detroit in 1972. Mr. Wills has informed the Company that he plans to resign from his position as Chief Financial Officer, but has indicated that he will not do so until a suitable replacement has been identified.

Sandra L. Grouf, 44, has served as Treasurer and Secretary since April 1999. Ms. Grouf served as Chief Financial Officer from November 2001 to January 2003. She joined the Company in March 1998 as Manager of General Accounting and was appointed Corporate Controller in April 1999. Previously she worked with Pro-One Manufacturing Incorporated, a custom motorcycle accessory manufacturer and supplier, from 1994 through 1997, as Corporate Controller and Treasurer.

James L. Mertes, 51, has served as Vice President of Quality and Operations since 1994. He joined the Company in December 1993 as Vice President of Quality. Prior to 1993, Mr. Mertes was Director of Quality at TRW Sensor Operations, a unit of TRW Inc.

Daniel J. Pace, 52, has served as Vice President of Sales and Marketing since September 2003. He joined the Company in 1996 as National Sales Manager. Prior to 1996, Mr. Pace was Program Manager at Leckie & Associates, a Michigan based manufacturers’ representative agency.

Lon E. Bell, Ph.D., 63, has served as President of BSST, our research and development subsidiary, since September 2000. Dr. Bell founded Amerigon in 1991 and has served as Vice Chairman of the Board of Directors since 1999. From the Company’s formation, Dr. Bell served as Director of Technology until 2000, Chairman of the Board and Chief Executive Officer until 1999, and President until 1997. Previously, Dr. Bell co-founded Technar Incorporated, which developed and manufactured automotive components. Dr. Bell served as Technar’s Chairman and President until selling majority ownership to TRW Inc. in 1986. Dr. Bell continued managing Technar, then known as TRW Technar, as its President until 1991. Dr. Bell received a bachelor’s degree in mathematics in 1962, a master’s degree in rocket propulsion in 1963, and a Ph.D. in mechanical engineering in 1968 from the California Institute of Technology.

Officers of the Company serve at the pleasure of the Board of Directors.

Executive Compensation Table

The following table sets forth compensation information for 2003, 2002 and 2001 for (1) our chief executive officer(s) during 2003, and (2) our other highly compensated executive officers whose total annual salary and bonus in 2003 was at least $100,000 and who were serving as executive officers at the end of 2003.

		Annual Compensation		Long-Term Compensation
Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)
Oscar B. Marx, III(1) Chairman and Director (Chief Executive Officer until March 2003)	2003 2002 2001	$75,000 75,000 —	— — —	27,000 189,000 54,000
Daniel R. Coker(2) President and Chief Executive Officer	2003 2002 2001	$205,311 190,385 189,959	— — —	— 40,000 —
Lon E. Bell, Ph.D.(3) President, BSST LLC	2003 2002 2001	$183,981 180,000 173,077	— — —	10,000 — —
James L. Mertes Vice President of Quality and Operations	2003 2002 2001	$157,006 151,191 140,000	— — —	— 30,000 —
Daniel J. Pace Vice President of Sales and Marketing	2003 2002 2001	$137,082 132,000 121,800	— — —	— 10,000 —
William J. Wills(4) Chief Financial Officer	2003 2002 2001	$130,000 37,128 —	— — —	— 5,000 —

(1)	Mr. Marx served as Chief Executive Officer through March 21, 2003. As compensation for Mr. Marx’s services as Chief Executive Officer, the Company agreed to grant Mr. Marx an option under the 1997 Plan for 18,000 shares of common stock per month for each month he served as Chief Executive Officer through September 30, 2002 and an option for 9,000 shares of common stock for each month or partial month he served as Chief Executive Officer under the Company’s 1993 Plan from October 2002 to March 2003. These options were granted on the last business day of each month with an exercise price equal to the closing price of our common stock on the date of grant.
(2)	Mr. Coker was appointed President and Chief Executive Officer on March 21, 2003 and prior thereto was Vice President of Sales and Marketing.
(3)	See “Report of the Compensation Committee on Executive Compensation—Employment Agreements”.
(4)	Mr. Wills joined Amerigon on September 2, 2002 and was appointed Chief Financial Officer on January 7, 2003.

Option Grants in Last Fiscal Year

The following table sets forth stock options granted to the Named Executive Officers in 2003 under the Company’s 1997 and 1993 Stock Incentive Plans (“the Plans”).

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/share)	Expiration Date	5%	10%
Oscar B. Marx, III	9,000 9,000 9,000	8.57 8.57 8.57	2.25 1.94 1.98	1/30/13 2/28/13 3/31/13	$12,735 10,981 11,207	$32,273 27,827 28,400
Daniel R. Coker	—	—	—	—	—	—
Lon E. Bell, Ph.D.	10,000	9.52	2.20	1/28/13	13,836	35,062
James L. Mertes	—	—	—	—	—	—
Daniel J. Pace	—	—	—	—	—	—
William J. Wills	—	—	—	—	—	—

The options granted to Mr. Marx and Dr. Bell are immediately exercisable. All of the options granted in 2003 are exercisable at the then current fair market value of the underlying common shares on the date of grant, and if, upon exercise of such options, we must pay any amount for income tax withholding, then in the Compensation Committee’s discretion, either the optionee will pay such amount to us or we will appropriately reduce the number of shares of common stock we deliver to the optionee to reimburse us for such payment. The Compensation Committee may also permit the optionee to choose to have these shares withheld or to tender common shares the optionee already owns. The Compensation Committee may also make such other arrangements with respect to income tax withholding as it shall determine in its discretion.

Aggregated Option Exercises and Year-End Values

None of the named executive officers exercised any options during 2003. The following table sets forth information concerning the number of unexercised stock options held by the named executive officers on December 31, 2003.

	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-The-Money Options at December 31, 2003
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Oscar B. Marx, III	270,000	—	$536,760	$—
Daniel R. Coker	159,000	20,000	432,800	29,600
Lon E. Bell, Ph.D.	100,500	—	302,050	—
James L. Mertes	98,000	15,000	272,400	22,200
Daniel J. Pace	61,000	5,000	174,200	7,400
William J. Wills	2,500	2,500	3,700	3,700

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Our executive compensation programs are designed to provide competitive levels of compensation in order to attract, retain and motivate qualified employees; tie individual total compensation to individual and our performance; and align the interests of executive officers with those of our shareholders. Our executive compensation consists of three components: base salary, bonus and incentive awards.

Base Salaries.    The Committee’s policy is to provide base salaries that it believes are necessary to attract and retain qualified executives. In determining its recommendations for executive officer salaries, the Committee relies to a significant extent on its members’ knowledge of salaries paid by other companies and the recommendations of the Chief Executive Officer and, in some instances, other members of senior management, although no officer makes recommendations or participates in decisions with respect to his or her own compensation. The Committee also considers the Company’s financial resources and prospects, the salaries negotiated with new officers to attract them to the Company, the salaries paid to other executives in the Company, the different positions and duties of the Company’s executives, published industry reports, and surveys of salaries reported in proxy statements. Salaries for 2003 were determined based on a subjective evaluation of the factors described above, without giving any specific priority or weighting to any specific factors. Based on the Company’s financial resources and prospects, we negotiated with Mr. Marx to accept options instead of a cash salary during his tenure as Chief Executive Officer.

Bonuses.    The Committee’s policy is to recommend bonuses that compensate executive officers for achieving established Company goals. In addition, the Committee’s policy permits discretionary bonuses, determined near the end of the fiscal year to compensate executive officers for other performance or achievements during the fiscal year. The Committee may, in its discretion award stock bonuses under the 1997 Plan or cash bonuses to executive officers to recognize achievement of revenue and operating profit targets in our strategic plan which, for 2003, required an improvement over 2002 levels and/or other achievements. The strategic plan targets are determined near the beginning of the fiscal year and communicated to the executives. The amounts of any bonuses are subjectively determined by the Committee, based on achievement of the targets in our strategic plan; the Committee’s subjective determinations regarding the executive’s individual contribution to such achievement; the Committee’s subjective determinations regarding other contributions by executives to other achievements; and our financial resources and prospects, without giving any specific priority or weighting to any specific factor. In fiscal 2003, based on our financial resources and our revenues and operating losses, the Committee recommended no bonuses be paid to executive officers for 2003, however Mr. Marx earned the balance of his 2002 bonus award as of March 31, 2003.

Incentive Awards. The Committee’s policy is to award stock options to executive officers in amounts reflecting the executive’s position and ability to influence the Company’s overall performance, prior achievements and, for new executives, reflecting the amount necessary to attract them to the Company. The Committee’s policy is to grant options with fair market value exercise prices because it believes that such awards link the interests of management and shareholders by providing incentives for management to build shareholder value. The amounts of grants are determined based on the Committee’s subjective judgment after reviewing the executive’s position with the Company, prior achievements, other compensation paid to the executive, the number of securities remaining available for grant under the Company’s plans, the options previously granted to the executive, the executive’s stock ownership, options granted to other executives, both currently and in the past, the Committee members’ knowledge of options granted at other companies, negotiations with potential new officers and management’s recommendations, without giving any specific priority or weighting to any specific factor. The Committee’s policy generally is to grant options that vest in equal amounts over four years in order to provide the executive with an incentive to remain with the Company, although options granted to Mr. Marx in 2003 vested immediately because they were granted instead of paying him a salary.

Employment Agreements.    Dr. Bell is the only employee of the Company or its subsidiary, BSST LLC, to have an employment agreement. Under such agreement, Dr. Bell is entitled to an annual base salary of $180,000, which is reviewed annually by the directors of BSST. Dr. Bell is also entitled to participate in incentive savings and retirement plans, welfare benefit plans, expense reimbursement policies, fringe benefits and vacation policies that are in effect generally with respect to other executives of the Company. The agreement renews automatically every year unless Dr. Bell or BSST gives written notice to the other 30 days prior to the expiration of the then-existing term. Upon Dr. Bell’s termination, whether for disability, death or otherwise, Dr. Bell is entitled to certain severance benefits under the employment agreement. As part of his employment agreement, Dr. Bell also received an option for 58,824 Class A Common Units of BSST, which vested in accordance with the terms of his employment agreement, as amended. In addition, Dr. Bell entered into a revenue sharing agreement in 2000 with BSST for certain intellectual property contributed to BSST by Dr. Bell. Finally, under BSST’s limited liability company agreement, Dr. Bell has been granted certain anti-dilution and pre-emptive rights with respect to his ownership interest in BSST.

Internal Revenue Code Section 162(m).    Generally the Committee reserves the right to pay compensation to Company executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes. The Committee believes providing the compensation it deems appropriate is more important to the Company than the potential loss of related compensation deductions, especially in light of the Company’s net operating loss carryforwards, its current inability to use additional compensation deductions, the non-cash nature of deductions available upon the exercise of stock options, and the current levels of its base salaries and bonuses.

Chief Executive Officer Compensation.    Mr. Coker became the Company’s Chief Executive Officer in March 2003. At the time of his appointment, the Compensation Committee recommended that Mr. Coker’s annual salary remain at his present rate of $198,000 with an increase of 9% to occur with the Company’s annual compensation review in August 2003. The Company, under the advice of the Compensation Committee, did not offer equity incentives to its executive officers in 2003.

In light of the Company’s financial resources and prospects in October 2001, when Mr. Marx became the Company’s Chief Executive Officer, and continuing in early 2002, and to conserve cash, the Committee determined to compensate Mr. Marx with stock options instead of any cash salary or bonus, and Mr. Marx agreed to the arrangement. The Committee determined to grant Mr. Marx ten year, immediately exercisable options to purchase 18,000 shares of common stock at the fair market value of the shares on the date of grant. The Committee determined the amount and terms of the options based on its subjective judgment after reviewing Mr. Marx’s agreement to forego cash salary and bonus, his position as CEO of the Company, the number of securities remaining available for grant under the Company’s plans, options previously granted to him, his stock ownership, options granted to other executives who receive salary and are eligible for bonuses, negotiations with Mr. Marx and its subjective determination of what was necessary to retain Mr. Marx’s services as CEO, without giving any specific priority or weighting to any of the factors. In the fall of 2002, in connection with planning for succession by a more permanent CEO and in light of the length of Mr. Marx’s tenure as Chief Executive Officer and the options already granted to him, the Committee determined to offer Mr. Marx a cash payment of $150,000 if he continued to serve as Chief Executive Officer until March 31, 2003 or an acceptable successor as CEO were engaged by March 31, 2003, and Mr. Marx agreed to a reduction in his monthly option grants to 9,000 shares effective in October 2002. The change in the number of options granted to Mr. Marx was based on the Committee’s subjective judgment after reviewing the same factors described above in connection with the 18,000 shares a month grant determination, and consideration of the additional cash bonus offered to Mr. Marx and the options already granted to him.

John W. Clark

James J. Paulsen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2003, John W. Clark and James J. Paulsen comprised the Compensation Committee. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

CERTAIN TRANSACTIONS

2003 Private Placement

On June 27, 2003, the Company entered into a Subscription Agreement with Ferrotec Corporation, current holder of 9.7% of the outstanding common stock of the Company, whereby Ferrotec purchased 1,000,000 shares of unregistered Common Stock at $2.50 per share. The Subscription Agreement grants Ferrotec demand registration rights beginning one year from the closing of the Subscription Agreement and piggy-back registration rights if the Company proposed to register any securities before June 27, 2004. The Company received a $2,500,000 payment in exchange for the shares on June 27, 2003, less issuance costs of approximately $65,000.

Warrant Exercise

One June 27, 20003, Special Situations Funds and MicroCapital Funds, each greater than 5% holders of Company common stock, along with Roth Capital Partners, voluntarily exercised, in part, warrants issued to each of them in the Company’s 2002 private placement. To induce these parties to exercise these warrants, the Company agreed that, for a period of 12 months following the warrant exercise, the Company would not exercise certain call rights it has with respect to the remaining warrants held by such parties from the 2002 private placement. In connection with this exercise, a total of 250,000 shares of common stock were purchased at $2.00 per share, resulting in total proceeds of $500,000 to the Company.

Outsourcing of Production

In January 2002, we began outsourcing production of product for our North American customers to Millennium Plastics Technologies, LLC in Chihuahua, Mexico. Millennium Plastics is controlled by TMW Enterprises, whose executives control Big Beaver Investments LLC (one of our major shareholders). Paul Oster, one of the nominees for election as director by the Series A preferred stockholders, is the Chief Financial Officer of TMW Enterprises and along with other executives of TMW Enterprises participates in the ownership of Big Beaver Investments LLC. Another nominee for director, Mr. Oscar B. Marx III, is also an owner of Big Beaver Investments, LLC. Amounts paid in 2003 and 2002 to Millennium Plastics were $2,295,000 and $595,000, respectively.

The Company purchases thermoelectric devices from and has outsourced a portion of its production to Ferrotec Corporation (“Ferrotec”). With the completion of the 2003 Private Placement, Ferrotec’s cumulative holdings are 1,200,000 shares of common stock. Purchases of labor services and components were $7,071,000 and $2,928,000 for 2003 and 2002, respectively. The accounts payable balances due to Ferrotec were $1,160,000 and $1,062,000 for 2003 and 2002, respectively.

PERFORMANCE GRAPH

The graph below compares the performance of the common stock to that of the Auto Parts Industry Index and the Nasdaq-Market Index for the period commencing December 31, 1998 and ending December 31, 2003. The indexes assume $100 invested (on a dividend reinvestment basis) in each of Amerigon’s common stock and each index on December 31, 1998. The total shareholder returns depicted in the graph are not necessarily indicative of future performance

	Cumulative Total Return (as of December 31)
	1998	1999	2000	2001	2002	2003
Amerigon	100.00	174.52	116.35	62.25	157.65	251.43
Auto Parts Index	100.00	84.71	68.15	86.00	76.70	113.26
Nasdaq Market Index	100.00	176.37	110.86	88.37	61.64	92.68

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003, with respect to our shares of common stock that may be issued under our existing equity compensation plans :

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Shares (excluding Common Shares Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	960,399	$2.54	811,108
Equity compensation plans not approved by stockholders	94,382	$3.02	—

Total	1,054,781	$2.60	811,108

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of the common stock and Series A preferred stock as of the record date by (1) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock or preferred stock; (2) each director and/or nominee for director; (3) each of the named executive officers; and (4) all executive officers and directors as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the record date. Except as otherwise noted, each person has sole voting power and investment power with respect to all shares of capital stock listed as owned by such person.

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner(1)	Amount Beneficially Owned and Nature of Beneficial Ownership	Percent of Class(2)	Amount Beneficially Owned and Nature of Beneficial Ownership		Percent of Class
Big Beaver Investments LLC(3)	5,841,928	36.0%	4,500	(19)	50.0	%(20)
Westar Capital II, LLC(4)	2,938,074	19.3%	4,500	(19)	50.0	%(20)
Special Situations Fund III, L.P.(5)(21)	2,739,118	20.6%	—		—
Special Situations Private Equity Fund, L.P.(6)(21)	1,271,050	9.9%	—		—
Special Situations Cayman Fund, L.P.(7)(21)	739,250	5.8%	—		—
Special Situations Technology Fund, L.P.(8)(21)	61,015	*	—		—
Special Situations Technology Fund II(21)(23)	308,485	2.5%	—		—
Special Situations Funds as a group(21)	5,118,918	36.2%	—		—
MicroCapital Fund LP(9)(22)	824,936	6.6%	—		—
MicroCapital Fund Ltd.(10)(22)	666,700	5.3%	—		—
Price Trust UTA(11)(22)	98,000	*	—		—
MicroCapital Funds as a group(22)	1,589,636	12.5%	—		—
Ferrotec Corporation(24)	1,200,000	9.7%
Lon E. Bell, Ph.D.(12)	274,235	2.2%	—		—
Oscar B. Marx, III(13)	280,000	2.2%	—		—
Daniel R. Coker(14)	166,091	1.3%	—		—
James L. Mertes(15)	111,364	*	—		—
James J. Paulsen(13)	52,000	*	—		—
Francois J. Castaing(13)	37,000	*	—		—
John W. Clark(17)	24,400	*	—		—
Paul Oster(16)	22,000	*	—		—
Daniel J. Pace(25)	86,000	*	—		—
William J. Wills(13)	2,500	*	—		—
All executive officers and directors as a group (11 persons)(18)	1,084,863	8.2%	—		—

*	Holdings represent less than 1% of shares outstanding.

NOTES TO STOCK OWNERSHIP TABLE:

(1)	Unless otherwise indicated in the footnotes, the address for all shareholders listed is c/o Amerigon Incorporated, 500 Town Center Drive, Suite 200, Dearborn, MI 48126-2716.
(2)	Includes as outstanding shares for purpose of this calculation the number of shares of common stock outstanding as of the record date plus, in the case of a particular holder, shares of common stock subject to options, warrants or other instruments exercisable for or convertible into shares of common stock within 60 days after the record date held by such holder, as specified in the note relating to such holder.
(3)	Includes 2,686,567 shares of common stock issuable upon conversion of 4,500 shares of Series A preferred stock and 1,134,759 shares of common stock issuable upon exercise of warrants held by Big Beaver Investments LLC.

(4)	Includes 2,686,567 shares of common stock issuable upon conversion of 4,500 shares of Series A preferred stock and 98,371 shares of common stock issuable upon exercise of warrants held by Westar Capital II LLC.
(5)	Includes 869,750 shares of common stock issuable upon exercise of a warrant held by Special Situations Fund III, L.P. The address for Special Situations Fund III, L.P. is 153 E. 53rd Street, New York, New York 10022.
(6)	Includes 434,750 shares of common stock issuable upon exercise of a warrant held by Special Situations Private Equity Fund, L.P. The address for Special Situations Private Equity Fund, L.P. is 153 E. 53rd Street, New York, New York 10022.
(7)	Includes 264,050 shares of common stock issuable upon exercise of a warrant held by Special Situations Cayman Fund, L.P. The address for Special Situations Cayman Fund, L.P. is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.
(8)	Includes 22,878 shares of common stock issuable upon exercise of a warrant held by Special Situations Technology Fund, L.P. The address for Special Situations Technology Fund, L.P. is 153 E. 53rd Street, New York, New York 10022.
(9)	Includes 108,334 shares of common stock issuable upon exercise of a warrant held by MicroCapital Fund LP. The address of MicroCapital Fund LP is 201 Post Street, Suite 1001, San Francisco, California 94108.
(10)	Includes 150,000 shares of common stock issuable upon exercise of a warrant held by MicroCapital Fund Ltd. The address of MicroCapital Fund Ltd. is 201 Post Street, Suite 1001, San Francisco, California 94108.
(11)	The address for Price Trust UTA is 2400 Bridgeway, Suite 230, Sausalito, California 94965.
(12)	Includes 110,500 shares of common stock issuable upon exercise of options.
(13)	All shares of common stock issuable upon exercise of options.
(14)	Includes 159,000 shares of common stock issuable upon exercise of options.
(15)	Includes 98,000 shares of common stock issuable upon exercise of options.
(16)	Includes 20,000 shares of common stock issuable upon exercise of options.
(17)	Includes 22,000 shares of common stock issuable upon exercise of options.
(18)	Includes 868,000 shares of common stock issuable upon exercise of options granted to executive officers and directors.
(19)	On the record date, the 4,500 shares of Series A Preferred Stock held by each of Big Beaver Investments LLC and Westar Capital II, LLC were convertible into 2,686,567 shares of common stock for a total of 5,373,134 shares of common stock.
(20)	On the record date, the 5,373,134 shares of common stock issuable upon conversion of all 9,000 outstanding shares of Series A Preferred Stock represented approximately 26.1% of the Company’s total potential common equity, comprised of issued and outstanding common stock and common stock issuable upon exercise of Series A Preferred Stock and outstanding warrants and options.
(21)	MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SST Advisers, L.L.C. (“SSTA”) is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and Special Situations Technology Fund II. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, SSTA, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.
(22)	MicroCapital LLC is the general partner and investment advisor to MicroCapital Fund LP, MicroCapital Fund Ltd. and Price Trust UTA. Ian P. Ellis is the principal owner of MicroCapital LLC and has sole responsibility for the selection, acquisition and disposition of the portfolio securities by MicroCapital LLC on behalf of its funds.
(23)	Includes 116,922 shares of common stock issuable upon exercise of a warrant held by Special Situations Technology Fund II, L.P. The address for Special Situations Technology Fund II, L.P. is 153 E. 53rd Street, New York, New York 10022.
(24)	The address for the Ferrotec Corporation is Sumitomo Bldg No 6. 5-24-8 Higashi Ueno, Taito-Ku Tokyo 110 Japan.
(25)	Includes 61,000 shares of common stock issuable upon exercise of options.

REPORT OF THE AUDIT COMMITTEE

During 2003, the Audit Committee adopted the charter attached to this proxy statement as Exhibit A.

The Audit Committee has reviewed, and discussed with management and our independent accountants, PricewaterhouseCoopers LLP, our financial statements as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003. In addition, we have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence. We have considered whether the provision of permissible non-audit services is compatible with maintaining the accountant’s independence. We also have discussed with management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the audited financial statements, and relying thereon, we have recommended to the Board of Directors the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

It is the Company’s Audit Committee’s policy and practice to review and approve in advance all services to be rendered by the independent auditor. Fees paid to PricewaterhouseCoopers LLP for 2003 and 2002 (in thousands) were as follows:

	2003	2002
Audit	$129	$159
Audit-Related	—	—
Tax	11	40
Other	—	10

	$140	$209

Fees for tax services relate to the preparation of tax returns. Other fees relate to review of the Company’s 10-Q filing procedures.

PricewaterhouseCoopers LLP have been selected to continue to serve as our independent accountants for 2004. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so choose. They will also be available to respond to appropriate questions at such time.

Submitted by the Audit Committee of the Board of Directors:

John W. Clark

Francois J. Castaing

James J. Paulsen

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. We believe, based solely on the written representations of our directors and officers and our review of the copies of Form 3 and Form 4 reports filed with the Securities and Exchange Commission that were furnished to us during the year ended December 31, 2003, that none of our directors, officers and 10% beneficial owners of our common stock failed to file, on a timely basis, reports required by Section 16(a).

OTHER MATTERS

If any matters not referred to in this proxy statement should properly come before the Annual Meeting, the holders of your proxy will vote your shares in accordance with their judgment. We are not aware of any such matters that may be presented for action at the Annual Meeting. Your proxy may also vote your shares on matters regarding the conduct of the Annual Meeting.

Enclosed with this proxy statement is our Annual Report for the year ended December 31, 2003. The Annual Report is enclosed for the convenience of shareholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of common stock or Series A preferred stock on the record date for the Annual Meeting desires additional copies of the Annual Report, they will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder as of the record date and should be directed to the Corporate Secretary, Amerigon Incorporated, 500 Town Center Drive, Suite 200, Dearborn, MI 48126-2716.

By Order of the Board of Directors,

Daniel R. Coker

President and Chief Executive Officer

Exhibit A

AMERIGON INCORPORATED

AUDIT COMMITTEE CHARTER

1. Members.    The Audit Committee shall consist of at least three non-employee members of the Board of Directors of Amerigon Incorporated (“Company”). Audit Committee members shall meet the requirements as set forth in Nasdaq’s current Marketplace Rule 4350(d)(1), and as such Rule may be amended from time to time.

To the extent consistent with the above, the Audit Committee shall consist of directors who (a) are “independent,” as that term is currently defined in Nasdaq Marketplace Rule 4200(a)(15), and as such Rule may be amended from time to time, (b) meet the independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exceptions provided in Rule 10A-3(c)), as such Rule may be amended from time to time, and (c) have not participated in the preparation of the Company’s financial statements or current subsidiary of the Company at any time during the past three years. However, the Board may appoint one “non-independent director” to the Audit Committee for the reasons and under the conditions set forth in Nasdaq’s current Marketplace Rule 4350(d)(2), and other Nasdaq Marketplace Rules, and as such may be amended from time to time.

Each member of the Company’s Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

2. Purposes, Duties and Responsibilities.    The Audit Committee shall represent the Board of Directors in discharging its responsibility relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

(i)	Be responsible for the appointment, compensation, oversight and retention of the registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such registered public accounting firm will report directly to the Audit Committee.

(ii)	Review with the independent auditors their audit procedures, including the scope, staffing, locations, reliance upon management, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the independent auditors with respect to interim periods.

(iii)	Ensure the receipt of, and review, the written statement from the outside auditor of the Company concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor as required under Independent Standard Boards Standard No. 1, and regularly assessing the independence of the outside auditor by actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity or independence of the outside auditor and for taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

(iv)

Review with independent accountants and management the audited financial statements, and to discuss with the independent accountants and management the matters required to be discussed by SAS 61, as it may be modified or supplemented. These discussions should include the independent accountant’s judgments about the quality of the Company’s accounting principles, applications and practices as applied in its financial reporting, including such matters as the consistency of

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application of the Company’s accounting policies, the clarity, consistency and completeness of the Company’s accounting information contained in the financial statements and related disclosures, and items that have a significant impact on the representational faithfulness, verifiability, neutrality and consistency of the accounting information included in the financial statements. Examples of items that may have such an impact are (1) selection of new, or changes to, accounting policies, (2) estimates, judgments and uncertainties, (3) unusual transactions, (4) accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded, (5) significant adjustments, and (6) disagreements with management.

(v)	Based on the review and discussions described above, recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

(vi)	Review with independent accountants and management the quarterly financial information prior the Company’s filing of Form 10-Q.

(vii)	Establish policies and procedures for the review and approval by the Audit Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the auditor.

(viii)	In consultation with the independent auditors, monitor the adequacy of the Company’s internal controls.

(ix)	Review significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

(x)	Review any material pending legal proceedings involving the Company and other contingent liabilities.

(xi)	Review and assess the adequacy of the Audit Committee Charter on an annual basis.

(xii)	Annually prepare a report to shareholders as required by the Securities and Exchange Commission, to be included in the Company’s annual proxy statement.

(xiii)	Monitor the confidential employee hotline established for concerns regarding questionable accounting or auditing matters and take appropriate steps to investigate any such concerns.

(xiv)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

(xv)	Review and approve on an ongoing basis all related party transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

(xvi)	Engage independent counsel and other advisors as the Audit Committee determines necessary to carry out its duties.

(xvii)	Determine the appropriate funding for payment of the auditors, Audit Committee counsel and advisors and other ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out the duties of the Audit Committee.

3. Meetings.    The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Chairperson of the Audit Committee should develop the Committee agenda with the assistance of management. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit committee shall constitute a quorum.

4. Limitation on Scope of Responsibility.    While the Audit Committee has the responsibilities and powers set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accountants.

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PROXY FOR COMMON STOCK

AMERIGON INCORPORATED

500 TOWN CENTER DRIVE

SUITE 200

DEARBORN, MI 48126-2716

The undersigned, revoking all prior proxies, hereby appoints Sandra L. Grouf and Daniel R. Coker as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Amerigon Incorporated held of record by the undersigned on April 14, 2004 at the annual meeting of shareholders to be held on May 19, 2004 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN THE PROPOSAL. WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF SANDRA L. GROUF AND DANIEL R. COKER IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

☒ Please mark your votes as in this example

PROPOSAL: The election to the Board of Directors of the nominee(s) specified in the Proxy Statement: Francois J. Castaing and James J. Paulsen	☐ FOR All nominees listed (except as marked to the contrary below.)

(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space below.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES. IF THE STOCKHOLDER IS A CORPORATION, SIGN IN FULL CORPORATE NAME BY THE AUTHORIZED OFFICER.

Signature

Signature (if jointly held)

Dated:	, 2004

PROXY FOR PREFERRED STOCK

AMERIGON INCORPORATED

500 TOWN CENTER DRIVE

SUITE 200

DEARBORN, MI 48126-2716

The undersigned, revoking all prior proxies, hereby appoints Sandra L. Grouf and Daniel R. Coker as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of Preferred Stock of Amerigon Incorporated held of record by the undersigned on April 14, 2004 at the annual meeting of shareholders to be held on May 19, 2004 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN THE PROPOSAL. WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF SANDRA L. GROUF AND DANIEL R. COKER IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

☒    Please mark your votes as in this example

PROPOSAL: The election to the Board of Directors of the nominee(s) specified in the Proxy Statement: Oscar B. Marx, III; Paul Oster and John W. Clark	☐	FOR All nominees listed (except as marked to the contrary below.)

(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space below.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES. IF THE STOCKHOLDER IS A CORPORATION, SIGN IN FULL CORPORATE NAME BY THE AUTHORIZED OFFICER.

Signature

Signature (if jointly held)

Date